EX.99.906 CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Perritt Funds, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Perritt Funds, Inc., for the year ended October 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Perritt Funds, Inc. for the stated period.

/s/ Michael J. Corbett Michael J. Corbett President, Perritt Funds, Inc.	/s/ Samuel Schulz Samuel Schulz Treasurer, Perritt Funds, Inc.
Dated: 12/27/06

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Perritt Funds, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.